BY-LAWS

OF

WRIGHT BUSINESSES, INC.

ARTICLE I

Offices

        The principal office of the Corporation in the State of Kentucky shall be located in the City of Paducah. The Corporation may have such other offices, either within or without the State of Kentucky, as the business of the Corporation may require from time to time.

        The registered office of the Corporation may be, but need not be, identical with the principal office in the State of Kentucky, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

Shareholders

SECTION 1. ANNUAL MEETING.

        The annual meeting of shareholders shall be held on the 16th day of April, beginning with the year 1989 at the hour of / # for the election of directors and such other business as may come before the meeting. If the day fixed for the annual meeting shall be a Sunday or legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be convenient.

SECTION 2. SPECIAL MEETING.

        Special meetings of the shareholders may be called by the President, by a majority of the members of the Board of Directors or by the holders of not less than one-fifth (1/5) of all the outstanding shares of the Corporation.

SECTION 3. PLACE OF MEETING.

        The Board of Directors may designate any place within or without the State of Kentucky as the place of meeting for any annual meeting, or any place either within or without the State of Kentucky as the place of meeting for any special meeting called by the Board of Directors.

        A waiver of notice signed by all shareholders may designate any place, either within or without the State of Kentucky, as the place of the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the office of the Corporation in the State of Kentucky, except as otherwise provided in SECTION 5 of this ARTICLE.

SECTION 4. NOTICE OF MEETINGS.

        Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each shareholder of record en-titled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 5. MEETING OF ALL SHAREHOLDERS.

        If all of the shareholders shall meet at any time and place, either within or without the State of Kentucky, and consent to the holding of a meeting, such meeting shall be valid without call or notice and at such meeting, any corporate action may be taken.

        If a shareholder meeting shall occur without all shareholders in attendance, a prior or subsequent written waiver or consent by the absent shareholders shall be equivalent to the giving of any requisite notice and such meeting shall be valid without call or notice and corporate action may be taken at such meeting.

SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

        The Board of Directors of the Corporation may close its stock transfer books for a period not exceeding fifty (50) days (but, if closed, for not less than ten [10] days) prior to the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any exchange or reclassification of shares shall be effective; or in lieu thereof, may fix in advance a date, not exceeding fifty (50) days and not less than ten (10) days prior to the date of any meeting of shareholders, or to the date for the payment of any dividend or for the allotment of rights, or to the date when any exchange or reclassification of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting, or shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights or to exercise rights in respect of any exchange or reclassification of shares; and the shareholders of record on such date shall be the shareholders entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, in the event of an exchange of reclassification of shares, as the case may be. If the transfer books are not closed and no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be deemed to be the record date for the determination of shareholders entitled to vote at such meeting. Transferees of shares which are transferred after the record date shall not be entitled to notice of, or to vote at, such meeting.

SECTION 7. VOTING LISTS.

        The officer or agent having charge of the transfer book for shares of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of, and the number of shares held by, each shareholder. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole course of the meeting.

SECTION 8. QUORUM.

        A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum of shareholders is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of voting by class is required by the Kentucky Business Corporation Act or by the Articles of Incorporation or these By-Laws. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 9. PROXIES.

        At all meeting of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy, and such proxy may be revoked in writing at any time. The effective time of such withdrawal shall be the time the Secretary of the Corporation receives the written notice of revocation.

SECTION 10. VOTING OF SHARES.

        Subject to the provisions of SECTION 12, each outstanding share of common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. The rights of classes of shares other than common shall be as set forth in the stock certificate.

SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS.

        Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

        Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

        Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

        Where shares are held jointly by three or more fiduciaries acting under an instrument becoming effective after June 30, 1946, the will of the majority of such fiduciaries shall control the manner of voting or the giving of a proxy unless the instrument or order appointing the fiduciaries otherwise directs. Where, in any case, fiduciaries are equally divided upon the manner of voting shares jointly held by them, any court of competent jurisdiction may, upon petition filed by any of the fiduciaries, or by any beneficiary, appoint an additional person to act with the fiduciaires in determining the manner in which the shares shall be voted upon the particular questions as to which the fiduciaries are divided.

        A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

        Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation if a majority of the share entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 12. CUMULATIVE VOTING.

        In all elections of directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principal among as many candidates as he shall see fit.

SECTION 13. INFORMAL ACTION BY SHAREHOLDERS.

        Any action required to be taken at a meeting of the share holders may be taken without a meeting if a consent in writing,setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

Directors

SECTION 1. GENERAL POWERS.

        The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. NUMBER. TENURE AND QUALIFICATIONS.

        The number of directors of the Corporation, shall be four (4), but may be increased or decreased by amendment of this By- Law by the shareholders. Each director shall hold office for the term for which he is elected or until his successor shall have been elected and accepted the office, whichever period is longer. The directors need not be residents of Kentucky, nor need they be the holder of any shares of the capital stock of the Corporation.

SECTION 3. REGULAR MEETINGS.

        A regular meeting of the Board of Directors shall be held without other notice than this By-law, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Kentucky, for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. SPECIAL MEETINGS.

        Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Kentucky, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. NOTICE.

        Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6. QUORUM.

        A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors provided that, if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. MANNER OF ACTING.

        The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. VACANCIES.

        Any vacancy occurring in the Board of Directors may befilled by the affirmative vote of a majority of the remainingdirectors though less than a quorum of the Board of Directors. Adirector elected to fill a vacancy shall be elected for theunexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors maybe filled by election by the Board of Directors for a term ofoffice continuing only until the next election of directors by the shareholders.

SECTION 9. COMPENSATION.

        By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation there for.

SECTION 10. ACTION BY WRITTEN CONSENT.

        Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

SECTION 11. PRESUMPTION OF ASSENT.

        A director of the Corporation who is present at a meeting ofthe Board of Directors at which action on any corporate matter istaken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action withthe person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered orcertified mail to the Secretary of the Corporation immediatelyafter the adjournment of the meeting. Such right to dissentshall not apply to a director who voted in favor of suchaction.

ARTICLE IV

Officers

SECTION 1. CLASSES.

        The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof, if any, to be determined by the Board of Directors), a Treasurer, a Secretary, and such other officers, whose duties may be fixed from time to time by the Board of Directors, as may be provided by the Board of Directors and elected in accordance with the provisions of this ARTICLE. The Board of Directors may also create the offices of one or more assistant treasurers and assistant secretaries, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person, except the office of President and Secretary.

SECTION 2. ELECTION AND TERM OF OFFICE.

        The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. REMOVAL.

        Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 4. VACANCIES.

        A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. PRESIDENT.

        The President shall be the principal executive officer of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6. VICE PRESIDENT.

        In the absence of the President or in the event of his inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 7. TREASURER.

        If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of ARTICLE V of these By-Laws; (b) in general, perform all duties incident of the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

SECTION 8. SECRETARY.

        The Secretary shall: (a) keep the minutes of the shareholders’ meetings and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; (d) keep a register of the post office address of each shareholder; (e) sign with the President or Vice President certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.

        The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

        The assistant secretaries, as and if authorized by the Board of Directors, may sign with the President or Vice President certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors.

        The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

SECTION 10. SALARIES.

        The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V

    Contracts.        Loans. Checks and Deposits

SECTION 1. CONTRACTS.

        The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS.

        No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS. DRAFTS. ETC.

        All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS.

        All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VI

Certificates For Shares and Their Transfer

SECTION 1. CERTIFICATES FOR SHARES.

        Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors and in accordance with the laws of this Commonwealth. Such certificates shall be signed by the President or Vice president and by the Secretary or an assistant secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled, excepted that, in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. TRANSFERS OF SHARES.

        Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

ARTICLE VII

Fiscal Year

        The fiscal year of the Corporation shall begin on the 1st day of July and end on the 30th day of June each year, but may be changed by resolution of the Board of Directors.

ARTICLE VIII

Dividends

        The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE IX

Seal

        The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and other appropriate wording.

ARTICLE X

Waiver of Notice

        Whenever any notice whatever is required to be given under the provisions of these By-Laws, or under the provisions of the Articles of Incorporation, or under the provisions of the Corporation Laws of the State of Kentucky, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

Auditors and Annual Reports

SECTION 1. SELECTION OF AUDITORS.

        The Corporation’s books of account may be examined annually by an independent firm of public accountants whose selection may be made by the Board of Directors in the manner herein set forth.

ARTICLE XII

Amendments

        The shareholders may alter, amend or repeal the By-Laws at any annual or special meeting of shareholders at which a quorum is present, by the vote of a majority of the stock represented at such meeting, provided that the notice of such meeting shall have included notice of such proposed amendment. The Board of Directors shall have the power and authority to alter, amend or repeal By-Laws of the Corporation at any regular or special meeting at which a quorum is present by the vote of a majority of the entire Board of Directors, subject always to the power of the shareholders under Kentucky law to change or repeal such By-Law.

ARTICLE XIII

Executive Committee

SECTION 1. APPOINTMENT.

        The Board of Directors, by resolution adopted by a majority of the full Board, may designate two or more of its members to constitute an Executive Committee. The designation of such committee and the designation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

SECTION 2. AUTHORITY.

        The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee, and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the By-Laws of the Corporation.

SECTION 3. TENURE AND QUALIFICATIONS.

        Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee and is elected and qualified.

SECTION 4. MEETINGS.

        Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of the Executive Committee need not state the business proposed to be transacted at the meeting.

SECTION 5. QUORUM.

        A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

SECTION 6. ACTION WITHOUT A MEETING.

        Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

SECTION 7. VACANCIES.

        Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

SECTION 8. RESIGNATIONS AND REMOVAL.

        Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE XIV

Emergency By-Laws

        The Emergency By-Laws provided in this ARTICLE XIV shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding ARTICLES of the By-Laws or in the Articles of Incorporation of the Corporation or in the Kentucky Business Corporation Act. To the extent not inconsistent with the provisions of this ARTICLE, the By-Laws provided in the preceding ARTICLES shall remain in effect during such emergency and upon its termination, the Emergency By-Laws shall cease to be operative.

        During any such emergency:

    (a)        A meeting of the Board of Directors may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

    (b)        At any such meeting of the Board of Directors, a quorum shall consist of two (2).

    (c)        The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that, during such an emergency, any or all officers or agents of the Corporation shall, for any reason, be rendered incapable of discharging their duties.

    (d)        The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

        No officer, director or employee acting in accordance with these Emergency By-Laws shall be liable except for willful misconduct.

        These Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

        I, Brenda Wright, Secretary of Wright Businesses, Inc., hereby certify that the foregoing By-Laws were presented to the Organization Meeting of Directors of this corporation, and that same were unanimously approved and adopted by the directors as read.

        DATED this the 22nd day of April, 1988.

/s/ Brenda Wright SECRETARY

FIRST AMENDMENT TO BYLAWS

Exhibit “1":

        Article II, Section 8 of the Bylaws of the Corporation are amended to read as follows:

SECTION 8. QUORUM

        Sixty Percent (60%) of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum of shareholders is present, the affirmative vote of sixty percent (60%) of the total issued and outstanding shares of the Corporation shall be required to constitute the act of the Corporation, unless the vote of a greater number of voting by class is required by the Kentucky Business Corporation Act.

        Article III, Section 6 of the Bylaws of the Corporation are amended to read as follows:

SECTION 6. QUORUM

        Three (3) members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If a quorum is present, it shall require the affirmative vote of not less than three (3) members of the Board to constitute the act of the Board and the Corporation. In the event that two or more of the members of the Board are determined to have a conflict of interest on an issue and therefore, are unable to vote, such action shall be taken only if approved by the holders of sixty percent (60%) or more of the common stock of the Corporation.